                                                                    EXHIBIT 99.1

                             HEALTHGATE DATA CORP.
                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

                                                          BALANCE AT   CHARGES TO
                                                           BEGINNING    COSTS AND                 BALANCE AT
DESCRIPTION                                                OF PERIOD    EXPENSES    DEDUCTIONS   END OF PERIOD
--------------------------------------------------------  -----------  -----------  -----------  -------------
Allowance for doubtful accounts
  December 31, 1996.....................................          --           --           --            --
  December 31, 1997.....................................          --    $   3,500           --     $   3,500
  December 31, 1998.....................................   $   3,500    $  20,000    $  (3,500)(1)   $  20,000

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(1) Writeoff of uncollectable accounts and other reductions, net of recoveries.

                                     SCH-1